                                  EXHIBIT 4(A)

                  [Facsimile copy of Stock certificate-front]

Number                                                                  Shares

                              [SIS Bancorp logo]

                               SIS Bancorp, Inc.
         Organized under the Laws of the Commonwealth of Massachusetts

Common Stock                                                     See Reverse for
                                                                 Certain
                                                                 Restrictions,
                                                                 Preferences and
                                                                 Definitions

This Certifies That                                       CUSIP 78427E 10 0

Is the owner of

  Fully Paid and Non-Assessable Shares of Common Stock of the Par Value of $0.01 each of SIS Bancorp, Inc. a business corporation chartered by the Commonwealth of Massachusetts (hereinafter, the "Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The stock represented by this certificate is nonwithdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Funds, Inc. or any other insurer. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by facsimile signatures of its duly authorized officers and sealed with the facsimile seal of the Corporation.

Dated:

                         [facsimile of corporate seal]

[facsimile signature of                                  [facsimile signature of
 John F. Treanor]                                      F. William Marshall, Jr.]

Treasurer                                    President and Chief Executive
                                             Officer

                           [Reverse of Certificate]
                               SIS Bancorp Inc.

  This certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of the Commonwealth of Massachusetts and the Articles of Organization and Bylaws of the Corporation, as amended, to all of which the holder by acceptance hereof assents. The Corporation will furnish to any stockholder, upon written request and without charge, a copy of the Articles of Organization and Bylaws of the Corporation. Such request may be made to the Secretary of the Corporation.

  The Articles of Organization authorize the issuance of shares of preferred stock in one or more series with such voting, dividend, dissolution and other rights and preferences as specified by the Board of Directors of the Corporation or a committee thereof, at the time of issuance of the shares. A statement of the preferences, powers, qualifications, and the rights of the series of such stock, will be furnished to the holder of this certificate upon written request and without charge.

  The Articles of Organization prohibit any Person (as defined in said Articles) from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 4.9% of the outstanding shares of any class of equity securities of the Corporation entitled to vote generally in the election of Directors during the period up to and through February 8, 1998, and after such period, directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 10% of the outstanding shares of any class of such equity securities of the Corporation. This limitation shall not apply (A) to any acquisition of shares of capital stock of the Corporation which has been expressly approved in advance by an affirmative vote of not less than two-thirds of the Board of Directors then in office (or, if there shall be an Interested Stockholder at the time of such vote, then also by an affirmative vote of not less than two-thirds of the Continuing Directors then in office (as such terms are defined in the Articles of Organization)), and
(B) to any offer to the Corporation made by the underwriters selected by the Corporation in connection with a public offering by the Corporation of the Corporation's capital stock. In the event that equity securities are acquired in excess of the 4.9% or 10% limitation, as the case may be, the excess securities will no longer be entitled to vote on any matter or take other stockholder action or be counted in stockholder action, and the Board of Directors of the Corporation may cause such excess securities to be transferred to an independent trustee for sale to the Corporation or in the open market at a price which shall be the lesser of the purchase or the market price, with the expenses of such trustee to be paid out of the proceeds from such sale. Detailed information concerning this limitation is set forth in the Articles of Organization.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT-    Custodian
TEN ENT - as tenants by the entireties                   ---------------------
JT TEN - as joint tenants with rights of             under Uniform Gifts to
survivorship and not as tenants in                   Minors Act
common                                                          --------------
                                                                  (state)


  Additional abbreviations may also be used though not in the above list.

For value received  hereby sell, assign and transfer unto

Please insert social security or other identifying number of
assignee [                    ]
                                ---------------

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    please print or typewrite name and address including postal zip code of assignee

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of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated:
      --------------------

                                       ----------------------------------------
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[the following additional legend appears in the left hand margin on reverse of certificate]

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between SIS Bancorp, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent") dated as of January 22, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of the mailing, without charge promptly after receipt of written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof) as such terms are defined in the Rights Agreement) whether currently held by or on behalf of such Persons or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the issuance by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

[the following additional legend appears in bottom right margin on reverse of certificate]

Notice: the signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.